Our ref | 01403394	Your ref |	Date | 11 June 2014

Board of Directors

Global Indemnity p.l.c.

25/28 North Wall Quay

Dublin 1

Global Indemnity p.l.c. - Registration statement on Form S-8 in relation to the Global Indemnity p.l.c. Share Incentive Plan

Dear Sirs,

1.	Basis of Opinion

1.1.	We are acting as Irish counsel to Global Indemnity p.l.c., registered number 481805, an Irish incorporated public company limited by shares, with its registered office at 25/28 North Wall Quay, Dublin 1 (the Company), in connection with the registration statement on Form S-8 to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof (the Registration Statement) under the Securities Act of 1933, as amended (the Securities Act), with respect to up to 2,000,000 A ordinary shares with nominal value US$0.0001 per share of the Company (the Shares) that may be delivered pursuant to the Global Indemnity p.l.c. Share Incentive Plan (as approved by the Company’s shareholders on 11 June 2014) (the Plan) (subject to increase or decrease pursuant to Section 3 of the Plan).

1.2.	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3.	This Opinion is also strictly confined to:

1.3.1.	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

1.3.2.	the Plan Documents (as defined in paragraph 1.4 below); and

1.3.3.	the searches listed at paragraph 1.5 below (the Searches).

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Plan other than the Plan Documents.

1.4.	For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the following documents:

Exhibit 5.1

1.4.1.	a copy of the form of the Registration Statement to be filed by the Company with the SEC;

1.4.2.	a copy of the rules of the Plan;

1.4.3.	A copy of the shareholders’ resolution of the Company adopting the Memorandum and Articles of Association of the Company dated 12 June 2013;

1.4.4.	A copy of the shareholders’ resolution of the Company renewing the directors’ authority to issue shares dated 11 June 2014;

1.4.5.	A copy of the shareholders’ resolution of the Company renewing the directors’ authority to issue shares for cash without first offering them to existing shareholders dated 11 June 2014;

1.4.6.	A copy of the resolution of the board of directors of the Company regarding the approval of the Plan dated 9 February 2014;

1.4.7.	A copy of a resolution of the board of directors of the Company regarding the filing of the Registration Statement dated 9 February 2014;

1.4.8.	A corporate certificate of Assistant Secretary of the Company dated 11 June 2014;

1.4.9.	A copy of the Memorandum and Articles of Association of the Company in the form adopted by resolution of the shareholders of the Company on 12 June 2013;

1.4.10.	A copy of the Certificate of Incorporation of the Company dated 9 March 2010; and

1.4.11.	Letter of Status from the Irish Companies Registration Office dated 6 June 2014 (Letter of Status),

(together the Plan Documents).

1.5.	For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 11 June 2014 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator.

1.6.	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date and we assume no obligation to advise of any change which may hereafter be brought to our attention.

2.	Opinion

Based on the foregoing and subject to the assumptions and qualifications set out in this opinion and to any matters not disclosed to us, we are of the opinion that:

2.1.	the Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares;

2.2.	when the Shares have been issued (and, if required, paid for in cash) pursuant to and in accordance with the terms and conditions referred to or summarized in the applicable resolutions and the Plan, the Shares will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

The Registration Statement and the Plan

3.1.	when filed with the SEC, the Registration Statement will not differ in any material respect from the draft that we have examined;

3.2.	that any awards granted pursuant to the Plan will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Shares pursuant thereto of cash at least equal to the nominal value of such Shares and that where Shares are issued under the Plan without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by Section 29(1) of the Companies (Amendment) Act 1983 (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by section 60(12) of the Companies Act 1963 (as amended)) or issued for consideration as set out in Section 30(2) of the Companies (Amendment) Act 1983;

3.3.	that the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law;

3.4.	that the exercise of any options granted under the Plan and the issue of the Shares upon exercise of such options (and the issue of the Shares in connection with any other awards granted under the Plan) will be conducted in full accordance with the terms and the procedures described in the Plan and the applicable award agreement and in accordance with any delegation from the board of the Company in respect thereof;

3.5.	that the Company will comply with the reservation of Shares set forth in the Plan and adopted by the Board;

Sufficient authorised but unissued share capital

3.6.	that the Company will have sufficient authorized but unissued share capital to issue the Shares pursuant to the Plan;

Authenticity and bona fides

3.7.	the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatures, stamps and seals thereon;

3.8.	where incomplete Plan Documents have been submitted to us for the purposes of issuing this Opinion, that the originals of such Plan Documents correspond in all respects with the last draft of the complete Plan Documents submitted to us;

3.9.	that the Plan Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.10.	that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.11.	that the Memorandum and Articles of Association of the Company amended on 12 June 2013 are the current Memorandum and Articles of Association of the Company, are up to date and have not been amended or superseded and that there are no other terms governing the Shares other than the those set out in the Memorandum and Articles of Association of the Company;

Accuracy of searches and warranties

3.12.	the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.13.	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Plan Documents; and

Commercial Benefit

3.14.	that the Plan Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Qualifications

The foregoing opinions are subject to the following additional qualifications and limitations:

4.1.	with respect to our opinion above regarding the valid existence and good standing of the company, we have relied upon the Letter of Status and the Searches; and

4.2.	the opinions expressed herein are matters of professional judgement and are not a guarantee of result.

5.	Disclosure

5.1.	This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

5.2.	Save for as set out in paragraph 5.1, this opinion may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person save that it may be disclosed without such consent to:

5.2.1.	any person to whom disclosure is required to be made by applicable law or court order or pursuant to the rules or regulations of any supervisory or regulatory body or in connection with judicial proceedings;

5.2.2.	the officers, employees, auditors and professional advisors of the Company or any of its affiliates on the basis that (i) such disclosure is made solely to enable any such person to be informed that an opinion has been given and to be made aware of its terms but not for the purposes of reliance and (ii) we do not assume any duty or liability to any person to whom such disclosure is made.

Yours faithfully,

A&L GOODBODY

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